Exhibit 23.1

Phone +41 22 322 24 24 Fax +41 22 322 24 00 www.bdo.ch	BDO Ltd Schiffbaustrasse 2 8031 Zurich

Addex Therapeutics Ltd

C/o Addex Pharma SA

Chemin des Aulx 12

PO Box 68

1228 Plan-les-Ouates

Zürich, April 8 2021

GWE/fdv

Consent of Independent Registered Public Accounting Firm

Ladies and Gentlemen,

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 11, 2021, relating to the consolidated financial statements of Addex Therapeutics Ltd appearing in the Company’s Annual Report on Form 20-F for the year ended December 31, 2020.

/s/ BDO Ltd